As filed with the Securities and Exchange Commission on April 15, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Chemomab Therapeutics Ltd.

(Exact name of Registrant as specified in its charter)

Israel	81-3676773
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Kiryat Atidim, Building 7

Tel Aviv, Israel 6158002

+972-77-331-0156

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Anchiano Therapeutics, Inc.
One Kendall Square
Building 1400E
Suite 14-105
Cambridge, MA 02139
(857) 259-4622

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

David S. Glatt Shachar Hadar Ronen Bezalel Jonathan M. Nathan Meitar | Law Offices 16 Abba Hillel Rd. Ramat Gan 5250608, Israel +972 (3) 610-3100	Adi Mor Chief Executive Officer Chemomab Ltd. Kiryat Atidim, Building 7 Tel Aviv 6158002, Israel +972-77-331-0156

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate price per share(2)		Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
American depositary shares, representing ordinary shares	6,951,292	$38		$264,149,096	$28,819
American depositary shares, representing ordinary shares, issuable upon exercise of warrants (4)	261,929	$17.35088	(5)	$4,544,699	$496
Total	7,213,221	$		$268,693,795	$29,315

(1)	The ordinary shares, no par value, or Ordinary Shares, registered hereby may be represented by American depository shares, or ADSs. Each ADS represents twenty (20) Ordinary Shares. In addition to the shares set forth in the table, the amount to be registered includes an unidentified number of shares that may become issuable as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the registrant’s Ordinary Shares as reported on the Nasdaq Capital Market on April 13, 2021.

(3)	Calculated in accordance with Rule 457(c) under the Securities Act

(4)	Consists of Ordinary Shares, represented by ADSs, underlying exercisable warrants, at a set exercise price of $17.35088 per ADS, issued in a private placement to the selling shareholders named in the prospectus included in this registration statement.

(5)	Determined in accordance with Rule 457(g) under the Securities Act, based on the exercise price of $17.35088 per ADS share at which the warrants may be exercised.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED April 15, 2021

PROSPECTUS

6,951,292 American Depositary Shares Representing 139,025,840 Ordinary Shares

Warrants to purchase 261,929 American Depositary Shares Representing 5,238,580 Ordinary Shares

Chemomab Therapeutics Ltd.

This prospectus relates to the proposed resale from time to time of up to 7,213,221 ADSs, each representing 20 Ordinary Shares, by the selling shareholders named herein, or the selling shareholders, together with any additional selling shareholders listed in a prospectus supplement.

The selling shareholders received these ADSs from us either (i) pursuant to a private placement transaction, which was consummated on March 16, 2021, or the Private Placement, or (ii) in exchange for shares in Chemomab Ltd., which were converted to ADSs upon the consummation of the merger on March 16, 2021, or the Merger, pursuant to that Agreement and Plan of Merger, or the Merger Agreement, dated December 14, 2020 by and among the Registrant, Chemomab Ltd. and CMB Acquisition Ltd., or Merger Sub. We are registering the offer and resale of ADSs acquired in the Private Placement to satisfy a covenant set forth in the securities purchase agreement, or the SPA, under which the private placement was effected, pursuant to which we agreed to register the resale of these ADSs, and warrants to purchase our ADSs, within a limited period of time following the date of the SPA. Additionally, we are registering the offer and resale of ADSs issued in connection with the Merger to comply with that certain registration rights agreement, or the Registration Rights Agreement, dated December 14, 2020, by and among the Registrant, the founders of Chemomab Ltd., Adi Mor and Kobi George, and certain additional shareholders of Chemomab Ltd., listed therein, pursuant to which certain of the shareholders of Chemomab Ltd. are entitled to customary demand registration rights.

We will not receive any of the proceeds from the sale of our ADSs by the selling shareholders. All net proceeds from the sale of these ADSs will go to the selling shareholders. However, we will receive cash proceeds equal to the total exercise price of warrants that are exercised for cash, or up to $4,544,699 if all warrants issued to the selling shareholders are exercised.

Any ADSs subject to resale hereunder will have been issued by us and received by the selling shareholders prior to any resale of such ADSs pursuant to this prospectus.

The selling shareholders, or their donees, pledgees, transferees or other successors-in-interest, may offer or resell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders will bear all commissions and discounts, if any, attributable to the sale of shares. We will bear all costs, expenses and fees in connection with the registration of the shares. For additional information on the methods of sale that may be used by the selling shareholders, see “Plan of Distribution” beginning on page 10 of this prospectus.

Our ADSs, representing our Ordinary Shares, are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “CMMB.” On April 13, 2021, the last reported sale price of our ADSs as reported on Nasdaq was $39.34 per ADS.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 37 in our Current Report on Form 8-K as filed with the Securities and Exchange Commission on April 14, 2021, page 38 in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus and in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2021

ABOUT THIS PROSPECTUS

The selling shareholders may resell, from time to time, in one or more offerings or otherwise as described under “Plan of Distribution”, the ADSs and ADSs issuable upon exercise of the warrants covered herein and offered by this prospectus. Information about the selling shareholders may change over time. When the selling shareholders sell our ADSs, or ADSs issuable upon exercise of the warrants covered under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, if any, along with all of the information incorporated by reference herein and therein, before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not, and the selling shareholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell, nor are the selling shareholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. No offers or sales of any of the ADSs are to be made in any jurisdiction in which such an offer or sale is not permitted. You should assume that the information contained in this prospectus or in any applicable prospectus supplement is accurate only as of the date on the front cover thereof or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sales of the ADSs, or ADSs issuable upon exercise of the warrants covered herein, offered hereby or thereby.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. See “Where You Can Find More Information.” Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference herein or therein is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise indicates, references in this prospectus to “we,” “our,” “us,” “Chemomab” or “the Company” refer, collectively, to Chemomab Therapeutics Ltd., an Israeli company, and its subsidiaries.

ii

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the applicable prospectus supplement and any related free writing prospectus, the information incorporated by reference herein and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus.

Our Business

Chemomab is a clinical-stage biotech company discovering and developing innovative therapeutics for conditions with high unmet medical need that involve inflammation and fibrosis. CM-101, the company’s lead clinical product candidate, is a first-in-class humanized monoclonal antibody which hinders the fundamental function of the soluble chemokine CCL24, also known as eotaxin-2, as a regulator of major inflammatory and fibrotic pathways. We have shown that CM-101 interferes with the underlying biology of inflammation and fibrosis using a novel and differentiated mechanism of action and is actively advancing CM-101 into staggered Phase 2 clinical studies to treat patients with liver, skin, and lung fibrosis. We have completed two Phase 1a clinical studies at varying doses using different administration methods, as well as a Phase 1b safety, tolerability and proof-of-mechanism clinical study of CM-101 in non-alcoholic fatty liver disease, or NAFLD, patients. We are currently conducting a Phase 2a clinical study in primary sclerosing cholangitis, or PSC, a rare obstructive and cholestatic liver disease, in the United Kingdom and Israel and we are planning a Phase 2 study in systemic sclerosis, or SSc, a rare autoimmune rheumatic disease characterized by accumulation of collagen, or fibrosis, this year. Although our primary focus relates to these two rare indications, an additional Phase 2a clinical study expanding the understanding of CM-101 in non-alcoholic steatohepatitis, or NASH, has been initiated and will provide important safety and PK data designed to support the development of CM-101 subcutaneous formulation.

Fibrosis is the abnormal and excessive accumulation of collagen and extracellular matrix, the non-cellular component in all tissues and organs, consisting of macromolecules such as collagen, that provide structural and biochemical support to surrounding cells, leading to scarring and thickening of connective tissues, affecting tissue properties and potentially leading to organ failure. Fibrosis can occur in many different tissues, including lung, liver, kidney, muscle, skin, and the gastrointestinal tract, resulting in a growing number of progressive fibrotic conditions. A healthy inflammatory response is necessary for efficient tissue repair. However, fibrosis and inflammation are intrinsically linked and a prolonged inflammatory response can contribute to the pathogenesis of fibrosis.

We have pioneered the therapeutic targeting of CCL24, a chemokine that promotes various types of cellular processes that regulate inflammatory and fibrotic activities through the CCR3 receptor. The chemokine is expressed in monocytes, macrophages, activated T cells, fibroblasts, endothelial cells, and epithelial cells, including the bile duct epithelial cells called cholangiocytes. We have developed a novel CCL24 inhibiting product candidate with dual anti-fibrotic and anti-inflammatory activity allowing it to challenge the complex interplays of both of these inflammatory and fibrotic mechanisms that drive fibrotic indications. This innovative approach is being developed for difficult to treat rare diseases, also known as orphan indications or diseases, such as PSC and SSc, for which patients have no established standard of care treatment options.

Recent Developments

On March 16, 2021, we consummated the Merger pursuant to the Merger Agreement. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Chemomab Ltd., with Chemomab Ltd. surviving the Merger as our wholly owned subsidiary. In connection with the Merger, on March 16, 2021, we changed our name from Anchiano Therapeutics Ltd. to Chemomab Therapeutics Ltd.

Corporate Information

We were incorporated under the laws of the State of Israel in 2015 under the name Anchiano Therapeutics Ltd. In March 2021, in connection with the Merger, we changed our name to Chemomab Therapeutics Ltd. Our principal executive offices are located at Kiryat Atidim, Building 7, Tel Aviv, Israel 6158002, and our phone number is +972-77-331-0156. Our website is: www.chemomab.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our website address as an inactive textual reference only.

RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risk set forth below, as well as the risks described in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 14, 2021, our most recent Annual Report on Form 10-K, any updates to those risks in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment.

The sale of a substantial number of shares of our ADSs in the public market, including resale of the ADSs issued to the selling shareholders, could adversely affect the prevailing market price for our ADSs.

We are registering for resale of 6,951,292 ADSs and 261,929 ADSs issuable upon the exercise of warrants to purchase ADSs that we have issued to the selling shareholders pursuant to the SPA. Sales of substantial amounts of our ADSs in the public market, or the perception that such sales might occur, could adversely affect the market price of our ADSs, and the market value of our other securities. We cannot predict if and when the selling shareholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional ADSs or other equity or debt securities exercisable for, or convertible into, our ADSs. Any such issuances could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are based on current expectations, estimates, forecasts, projections about the industry in which we operate and the beliefs and assumptions of our management.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. These statements should not be relied upon as predictions of future events as we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, forward-looking statements include any statements of the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans and the anticipated timing of filings; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements regarding the impact of the COVID-19 pandemic on our business or financial condition; statements of belief and any statement of assumptions underlying any of the foregoing.

These forward-looking statements include, but are not limited to, statements concerning the following:

•	the expected benefits of and potential value created by the Merger for our shareholders;
•	any statements of the plans, strategies and objectives of management for future operations;
•	any statements concerning our ability to protect and enhance our products, product candidates and intellectual property;
•	any statements concerning proposed new products, services or developments;
•	any statements concerning the attraction and retention of highly qualified personnel;
•	any statements regarding expectations concerning our relationships and actions with third parties;
•	future regulatory, judicial and legislative changes in our industry;
•	any statements regarding future economic conditions or performance;
•	any statements regarding the impact of the COVID-19 pandemic on our business or financial condition;
•	our ability to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act;
•	our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act;
•	statements of belief and any statement of assumptions underlying any of the foregoing;
•	the timing of our ongoing or planned clinical trials;
•	the timing of and our ability to obtain and maintain regulatory approvals for any future product candidates; and
•	those risks detailed in the section of this prospectus entitled “Risk Factors,” and those risks described in the documents we file from time to time with the SEC that are incorporated by reference in this prospectus, specifically our most recent Annual Report on Form 10-K, Form 10-Q and our Current Reports on Form 8-K.

Except as required by applicable law, including the securities laws of the United States, we undertake no obligation to update or revise any forward-looking statements to reflect new information, future events or circumstances, or otherwise after the date hereof.

USE OF PROCEEDS

All of the proceeds from the sale of any ADSs offered under this prospectus are for the account of the selling shareholders. Accordingly, we will not receive any proceeds from the sales of these securities, although we will receive cash proceeds equal to the total exercise price of warrants that are exercised for cash, or up to $4,544,699 if all warrants issued to the selling shareholders are exercised. We will bear all costs, expenses and fees in connection with the registration of the ADSs offered under this prospectus, whereas the selling shareholders will bear all brokerage commissions and similar selling expenses.

SELLING SHAREHOLDERS

Background Regarding the Selling Shareholders

On March 25, 2021, we issued 2,619,270 ADSs and warrants to purchase up to 261,929 ADSs, in a private placement, exempt from registration under the Securities Act, pursuant to the SPA.

Under the terms of the SPA, each executed concurrently with the selling shareholders, we agreed, among other things:

(i)	to issue to the selling shareholders 2,619,270 ADSs and warrants to purchase up to 261,929 ADSs; and

(ii)	to file a registration statement with the SEC under the Securities Act within 30 days of March 16, 2021, in order to register the resale of the ADSs and warrants to purchase ADSs issued pursuant to the SPA, and to have that registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies us that it will “review” the registration statement) following March 16, 2021 and (ii) the 10th business day after the date we may be notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be “reviewed” or will not be subject to further review.

Furthermore, certain of the selling shareholders, including OrbiMed Israel Partners Limited Partnership, Rivendell Investments 2017-9 LLC, Adi Mor and Kobi George, were allocated shares in Chemomab Ltd. prior to the consummation of the Merger. In connection with the consummation of the Merger, such shares in Chemomab Ltd. were converted into our ADSs in accordance with the applicable exchange ratio set forth in the Merger Agreement. The foregoing selling shareholders are registering 4,332,022 ADSs under this Registration Statement on Form S-3. Under the terms of the Registration Rights Agreement, to which each of the foregoing selling shareholders is a party, we agreed to certain customary demand registration rights, which these selling shareholders have utilized for purposes of registering their ADSs under this Registration Statement on Form S-3.

Information About Selling Shareholders

The following table sets forth the number and percentage of ADSs beneficially owned by the selling shareholders as of March 25, 2021, taking into account number of securities that may be offered under this prospectus and the number and percentage of our ADSs beneficially owned by the selling shareholders assuming all of the shares offered under this prospectus are sold. Except as otherwise noted herein, the number and percentage of ADSs beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rule, beneficial ownership includes any ADSs as to which the individual has sole or shared voting power or investment power and also any ADSs which the individual has the right to acquire within 60 days of the date of this prospectus through the exercise of any option or other right.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling shareholders. The information in the table below and the footnotes thereto regarding ADSs to be beneficially owned after the offering under this prospectus assumes the sale of all ADSs being offered by the selling shareholders under this prospectus. The percentage of ADSs owned prior to and after the offering under this prospectus is based on 10,697,997 ADSs outstanding as of March 25, 2021. Unless otherwise indicated in the footnotes to this table, we believe that the selling shareholders have sole voting and investment power with respect to the shares of our ADSs indicated as beneficially owned.

Except as described above, or in the footnotes below, neither the selling shareholders nor any of its affiliates, officers, directors or principal equity holders have held any position or office or had any other material relationship with us or our affiliates within the past three years.

As used in this prospectus, the term “selling shareholders” includes the selling shareholders named below and any donees, pledgees, transferees or other successors-in-interest selling our ADSs received after the date of this prospectus from the selling shareholders as a gift, pledge, or other non-sale related transfer.

The number of ADSs in the column “Maximum Number of Shares Offered” represents all of the ADSs that the selling shareholders may offer under this prospectus. The fourth column assumes the sale of all the ADSs offered by the selling shareholders under this prospectus and that the selling shareholders does not acquire any additional ADSs before the completion of the offering under this prospectus. However, because the selling shareholders may sell all or some of the ADSs offered under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of ADSs that will be sold by the selling shareholders or that will be held by the selling shareholders after completion of any sales. The selling shareholders may sell some, all or none of the ADSs offered under this prospectus. We do not know how long the selling shareholders will hold the ADSs offered under this prospectus before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale of any of the ADSs.

	Ownership Before Offering			Ownership After Offering
Selling Shareholders	Number of ADSs beneficially owned	Percentage of ADSs beneficially owned	Maximum number of ADSs offered	Number of ADSs beneficially owned	Percentage of ADSs beneficially owned
Apeiron Presight Capital Fund II, LP(1)	316,987	2.96%	316,987	-	-

OrbiMed Israel Partners Limited Partnership(2)	2,606,991	24.30%	2,606,991	-	-

Cormorant Global Healthcare Master Fund, LP(3)	301,201	2.81%	301,201	-	-

Stonepine Capital, LP(4)	253,590	2.37%	253,590	-	-

Ikarian Healthcare Master Fund, LP(5)	221,400	2.07%	221,400	-	-

Boothbay Absolute Return Strategies, LP (Ikarian)(6)	19,456	0.18%	19,456	-	-

Boothbay Diversified Alpha Master Fund, LP (Ikarian)(7)	12,735	0.12%	12,735	-	-

Rivendell Investments 2017-9 LLC(8)	1,131,563	10.55%	1,131,563	-	-

Apeiron Investment Group Ltd.(9)	158,493	1.48%	158,493	-	-

Maven Investment Partners US Limited - NY Branch(10)	139,219	1.30%	139,219	-	-

Lincoln Park Capital Fund, LLC(11)	137,500	1.28%	137,500	-	-

Granite Point Capital Panacea Global Healthcare Fund(12)	137,500	1.28%	137,500	-	-

FiveT Capital AG/FiveT Investment Management(13)	103,125	0.96%	103,125	-	-

Altium Growth Fund, LP(14)	103,125	0.96%	103,125	-	-

CVI Investments(15)	103,125	0.96%	103,125	-	-

Milestone View Limited(16)	51,563	0.48%	51,563	-	-

AUGC Biofund, LP(17)	44,688	0.42%	44,688	-	-

Cavalry Fund I LP(18)	22,344	0.21%	22,344	-	-

Cavalry Special Ops Fund, LLC(19)	22,344	0.21%	22,344	-	-

3i, LP(20)	44,688	0.42%	44,688	-	-

Bigger Capital Fund, LP(21)	37,662	0.35%	37,662	-	-

Boothbay Absolute Return Strategies, LP (Kingsbrook)(22)	22,344	0.21%	22,344	-	-

District 2 Capital Fund LP(23)	19,402	0.18%	19,402	-	-

CRMA SPV, L.P.(24)	15,786	0.15%	15,786	-	-

Boothbay Diversified Alpha Master Fund LP (Kingsbrook)(25)	13,407	0.13%	13,407	-	-

Kingsbrook Opportunities Master Fund LP(26)	8,938	0.08%	8,938	-	-

Adi Mor(27)	649,550	6.07%	649,550

Kobi George(28)	514,495	4.81%	514,495

(1)	Consists of 288,170 outstanding ADSs and 28,817 ADSs issuable upon exercise of outstanding warrants. Each of Fabian Hansen and Christian Angermayer may be deemed to share voting and investment power with respect to the ADSs held by the selling shareholder.

(2)	Consists of 2,578,174 outstanding ADSs and 28,817 ADSs issuable upon exercise of outstanding warrants. OrbiMed Israel GP Ltd. (“OrbiMed Israel”), pursuant to its authority as the general partner of OrbiMed Israel BioFund GP Limited Partnership (“OrbiMed BioFund”), the general partner of OrbiMed Israel Partners Limited Partnership (“OIP”), may be deemed to indirectly beneficially own the ADSs held by OIP. OrbiMed BioFund, pursuant to its authority as the general partner of OIP, may be deemed to indirectly beneficially own the ADSs held by OIP. As a result, OrbiMed Israel and OrbiMed BioFund and OIP share the power to direct the vote and to direct the disposition of the ADSs held by OIP.

(3)	Consists of 273,819 outstanding ADSs and 27,382 ADSs issuable upon exercise of outstanding warrants. Bihua Chen may be deemed to share voting and investment power with respect to the ADSs held by the selling shareholder.

(4)	Consists of 230,536 outstanding ADSs and 23,054 ADSs issuable upon exercise of outstanding warrants. Each of Joe M. Plexico and Timothy P. Lynch may be deemed to share voting and investment power with respect to the ADSs held by the selling shareholder.

(5)	Consists of 201,273 outstanding ADSs and 20,127 ADSs issuable upon exercise of outstanding warrants. Ikarian Healthcare Master Fund, LP may be deemed to share voting and investment power with respect to the ADSs held by the selling shareholder.

(6)	Consists of 17,687 outstanding ADSs and 1,769 ADSs issuable upon exercise of outstanding warrants. Boothbay Absolute Return Strategies, LP, the selling shareholder and a Delaware limited partnership (“BBARS”), is managed by Boothbay Fund Management, LLC, a Delaware limited liability company (“Boothbay”). Boothbay, in its capacity as the investment manager of BBARS, has the power to vote and the power to direct the disposition of all securities held by BBARS. Ari Glass is the managing member of Boothbay. Each of BBARS, Boothbay and Mr. Glass disclaim beneficial ownership of the ADSs, except to the extent of any pecuniary interest therein.

(7)	Consists of 11,577 outstanding ADSs and 1,158 ADSs issuable upon exercise of outstanding warrants. Boothbay Diversified Alpha Master Fund LP, the selling shareholder and a Cayman Islands limited partnership (“BBDAMF”), is managed by Boothbay. Boothbay, in its capacity as the investment manager of BBDAMF, has the power to vote and the power to direct the disposition of all securities held by BBDAMF. Ari Glass is the managing member of Boothbay. Each of BBDAMF, Boothbay and Mr. Glass disclaim beneficial ownership of the ADSs, except to the extent of any pecuniary interest therein.

(8)	Consists of 1,108,509 outstanding ADSs and 23,054 ADSs issuable upon exercise of outstanding warrants. Peter Thiel may be deemed to share voting and investment power with respect to the ADSs held by the selling shareholder.

(9)	Consists of 144,085 outstanding ADSs and 14,408 ADSs issuable upon exercise of outstanding warrants. Christian Angermayer may be deemed to share voting and investment power with respect to the ADSs held by the selling shareholder.

(10)	Consists of 126,563 outstanding ADSs and 12,656 ADSs issuable upon exercise of outstanding warrants. Jose R. Castillo may be deemed to share voting and investment power with respect to the ADSs held by the selling shareholder.

(11)	Consists of 125,000 outstanding ADSs and 12,500 ADSs issuable upon exercise of outstanding warrants. Each of Joshua Scheinfeld and Jonathan Cope, the principals of Lincoln Park Capital Fund, LLC, are deemed to be beneficial owners of the ADSs held by the selling shareholder. Messer. Scheinfeld and Cope have shared voting and disposition power.

(12)	Consists of 125,000 outstanding ADSs and 12,500 ADSs issuable upon exercise of outstanding warrants. Warren Lammert may be deemed to share voting and investment power with respect to the ADSs held by the selling shareholder.

(13)	Consists of 93,750 outstanding ADSs and 9,375 ADSs issuable upon exercise of outstanding warrants. Johannes Minho Roth may be deemed to share voting and investment power with respect to the ADSs held by the selling shareholder.

(14)	Consists of 93,750 outstanding ADSs and 9,375 ADSs issuable upon exercise of outstanding warrants. Altium Capital Management, LP, the investment manager of Altium Growth Fund, LP, has voting and investment power with respect to the ADSs held by the selling shareholder. Jacob Gottlieb is the managing member of Altium Capital Growth GP, LLC, which is the general partner of Altium Growth Fund, LP. Each of Altium Growth Fund, LP and Jacob Gottlieb disclaims beneficial ownership over these shares.

(15)	Consists of 93,750 outstanding ADSs and 9,375, ADSs issuable upon exercise of outstanding warrants. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these ADSs. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc. is affiliated with one or more FINRA member, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in the Registration Statement of Shares purchased by the Investor in this Offering.

(16)	Consists of 46,875 outstanding ADSs and 4,688 ADSs issuable upon exercise of outstanding warrants. Each of William Green and Dion Kendall may be deemed to share voting and investment power with respect to the ADSs held by the selling shareholder.

(17)	Consists of 40,625 outstanding ADSs and 4,063 ADSs issuable upon exercise of outstanding warrants. Evan Curtis Markegard may be deemed to share voting and investment power with respect to the ADSs held by the selling shareholder.

(18)	Consists of 20,313 outstanding ADSs and 2,031 ADSs issuable upon exercise of outstanding warrants. Thomas Walsh may be deemed to share voting and investment power with respect to the ADSs held by the selling shareholder.

(19)	Consists of 20,313 outstanding ADSs and 2,031 ADSs issuable upon exercise of outstanding warrants. Thomas Walsh may be deemed to share voting and investment power with respect to the ADSs held by the selling shareholder.

(20)	Consists of 40,625 outstanding ADSs and 4,063 ADSs issuable upon exercise of outstanding warrants. Maier J Tarlow may be deemed to share voting and investment power with respect to the ADSs held by the selling shareholder.

(21)	Consists of 34,238 outstanding ADSs and 3,424 ADSs issuable upon exercise of outstanding warrants. Michael Bigger may be deemed to share voting and investment power with respect to the ADSs held by the selling shareholder.

(22)	Consists of 20,313 outstanding ADSs and 2,031 ADSs issuable upon exercise of outstanding warrants. Boothbay Absolute Return Strategies, LP, the selling shareholder and a Delaware limited partnership (“BBARS”), is managed by Boothbay. Boothbay, in its capacity as the investment manager of BBARS, has the power to vote and the power to direct the disposition of all securities held by BBARS. Ari Glass is the managing member of Boothbay. Each of BBARS, Boothbay and Mr. Glass disclaim beneficial ownership of the ADSs, except to the extent of any pecuniary interest therein.

(23)	Consists of 17,638 outstanding ADSs and 1,764 ADSs issuable upon exercise of outstanding warrants. Michael Bigger may be deemed to share voting and investment power with respect to the ADSs held by the selling shareholder.

(24)	Consists of 14,351 outstanding ADSs and 1,435 ADSs issuable upon exercise of outstanding warrants. Bihua Chen may be deemed to share voting and investment power with respect to the ADSs held by the selling shareholder.

(25)	Consists of 12,188 outstanding ADSs and 1,219 ADSs issuable upon exercise of outstanding warrants. Boothbay Diversified Alpha Master Fund LP, the selling shareholder and a Cayman Islands limited partnership (“BBDAMF”), is managed by Boothbay Fund Management, LLC, a Delaware limited liability company (“Boothbay”). Boothbay, in its capacity as the investment manager of BBDAMF, has the power to vote and the power to direct the disposition of all securities held by BBDAMF. Ari Glass is the managing member of Boothbay. Each of BBDAMF, Boothbay and Mr. Glass disclaim beneficial ownership of the ADSs, except to the extent of any pecuniary interest therein.

(26)

Consists of 8,125 outstanding ADSs and 813 ADSs issuable upon exercise of outstanding warrants. Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Funds LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of the ADSs.

(27)	Consists of 649,550 outstanding ADSs. Each of Adi Mor, the Chief Executive Officer and Director of the Registrant, and Kobi George, Adi Mor’s spouse and a founder of Chemomab Ltd., the wholly-owned subsidiary of the Registrant, may be deemed to share voting and investment power with respect to the ADSs held by the selling shareholder.

(28)	Consists of 514,495 outstanding ADSs. Each of Kobi George and Adi Mor, Kobi George’s spouse, may be deemed to share voting and investment power with respect to the ADSs held by the selling shareholder.

PLAN OF DISTRIBUTION

The selling shareholders, including its pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the ADSs offered under this prospectus. We will not receive any of the proceeds from the sale of the ADSs offered under this prospectus by the selling shareholders; however, we will receive cash proceeds equal to the total exercise price of warrants that are exercised for cash, or up to $4,544,699 if all warrants issued to the selling shareholders are exercised. We will bear all fees and expenses incident to our obligation to register the ADSs offered under this prospectus.

Each selling shareholder may sell all or a portion of the ADSs beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the ADSs are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The ADSs may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The selling shareholders may use any one or more of the following methods when disposing of shares of our ADSs or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell ADSs as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an over-the-counter distribution;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales effected after the effective date of the registration statement of which this prospectus forms a part;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the ADSs owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the ADSs, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the selling shareholders to include the pledgee, transferee, or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the ADSs in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of ADSs or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of ADSs in the course of hedging the positions it assumes. The selling shareholders may also sell our ADSs short and deliver these securities to close out its short positions, or loan or pledge our ADSs to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ADSs offered under this prospectus, which ADSs such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. If the selling shareholders effects certain transactions by selling our ADSs to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of ADSs for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, Inc., or FINRA; and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to the selling shareholders from the sale of the ADSs offered under this prospectus will be the purchase price of the ADSs less discounts or commissions, if any. Each of the selling shareholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of ADSs to be made directly or through agents. We will not receive any of the proceeds from the offering under this prospectus; however, we will receive cash proceeds equal to the total exercise price of warrants that are exercised for cash, or up to $4,544,699, if all warrants issued to the selling shareholders are exercised. However, we are required to pay fees and expenses incurred in connection with the registration of the ADSs. In addition, we have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling shareholders also may resell all or a portion of the ADSs offered under this prospectus in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the ADSs or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the ADSs may be underwriting discounts and commissions under the Securities Act. The selling shareholders are subject to the prospectus delivery requirements of the Securities Act.

To the extent required pursuant to Rule 424(b) under the Securities Act, the ADSs to be sold, the name of the selling shareholders, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the ADSs may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ADSs may not be sold unless the shares been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling shareholders and any other person participating in a sale of ADSs registered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any ADSs by the selling shareholders and any other participating person. All of the foregoing may affect the marketability of the ADSs and the ability of any person or entity to engage in market-making activities with respect to the ADSs. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the ADSs against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Meitar | Law Offices, Ramat Gan, Israel.

EXPERTS

The financial statements of Chemomab Therapeutics Ltd. (formerly Anchiano Therapeutics Ltd.) as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2020 consolidated financial statements contains an explanatory paragraph that states that the Company's recurring losses and cash flow deficits from operations together with other matters described in Note 1 to the consolidated financial statements raise substantial doubt about the entity's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The financial statements of Chemomab Ltd. as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at www.chemomab.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the securities offered under this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our website, www.chemomab.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 9, 2021;

●	Our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items), filed with the SEC on the following dates: March, 10, 2021, March 17, 2021, March 19, 2021, April 5, 2021 and April 14, 2021; and

●	The description of our share capital, which is contained in our registration statement on S-4, filed with the Securities and Exchange Commission on January 13, 2021, and as may be further updated or amended in any amendment or report filed for such purpose.

All filings filed by us pursuant to the Exchange Act of 1934 after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: Kiryat Atidim, Building 7, Tel Aviv 6158002, Israel, Attention: Adi Mor, Chief Executive Officer, or made by phone at +972-77-331-0156. You may also access the documents incorporated by reference in this prospectus through our website at www.chemomab.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

6,951,292 American Depositary Shares Representing 139,025,840 Ordinary Shares

Warrants to purchase 261,929 American Depositary Shares Representing 5,238,580 Ordinary Shares

PROSPECTUS

                              , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The fees and expenses payable by us in connection with this registration statement are estimated as follows:

SEC Registration Fee	$29,315
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$30,000
Printing Fees and Expenses	$10,000
Transfer Agent Fees and Expenses	$-
Miscellaneous Fees and Expenses	$5,000
Total	$84,315

Item 15. Indemnification of Directors and Officers.

An Israeli company may indemnify an office holder in respect of certain liabilities either in advance of an event or following an event provided that a provision authorizing such indemnification is inserted in its articles of association. Our Articles of Association contain such a provision. An undertaking provided in advance by an Israeli company to indemnify an office holder with respect to a financial liability imposed on him or her in favor of another person pursuant to a judgment, settlement or arbitrator’s award approved by a court must be limited to events which in the opinion of the Board of Directors can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or a criteria determined by the Board of Directors as reasonable under the circumstances, and such undertaking must detail the abovementioned events and amount or criteria.

In addition, a company may indemnify an office holder against the following liabilities incurred for acts performed as an office holder:

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability, such as a criminal penalty (as defined in the Companies Law), was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent or in connection with a monetary sanction; and

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court (i) in proceedings instituted against him or her by the company, on its behalf or by a third party, or (ii) in connection with criminal proceedings in which the office holder was acquitted, or (iii) as a result of a conviction for a crime that does not require proof of criminal intent.

An Israeli company may insure a director or officer against the following liabilities incurred for acts performed as a director or officer:

●	a breach of duty of care to the company or to a third party, including a breach arising out of the negligent conduct of an office holder;

●	a breach of duty of loyalty to the company, provided the director or officer acted in good faith and had a reasonable basis to believe that the act would not prejudice the interests of the company; and

●	financial liabilities imposed on the office holder for the benefit of a third party.

An Israeli company may not, however, indemnify or insure an office holder against any of the following:

●	a breach of duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive unlawful personal benefit; or

●	a fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Israeli Companies Law, or the Companies Law, indemnification and insurance of office holders must be approved by our compensation committee, our Board of Directors and, in certain circumstances, by our shareholders. We have obtained directors’ and officers’ liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Companies Law. In addition, we have entered into indemnification agreements with each of our directors providing them with indemnification for liabilities or expenses incurred as a result of acts performed by them in their capacity as our, or our subsidiaries’, directors and officers. This indemnification is limited both in terms of amount and coverage and it covers certain amounts regarding administrative proceedings insurable or indemnifiable under the Companies Law and our Articles of Association. In the opinion of the U.S. Securities and Exchange Commission, however, indemnification of directors and office holders for liabilities arising under the U.S. Securities Act of 1933, as amended, or the Securities Act, is against public policy and therefore unenforceable.

Item 16. Exhibits.

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement, dated March 15, 2021, by and between Chemomab Therapeutics Ltd. (formerly known as Anchiano Therapeutics Ltd.) and certain purchasers (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K, filed with the SEC on March 17, 2021)

10.2	Form of American Depositary Shares Purchase Warrant of Chemomab Therapeutics Ltd. (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K, filed with the SEC on March 17, 2021)

10.3*	Registration Rights Agreement, dated December 14, 2020

5.1*	Opinion of Meitar | Law Offices

23.1*	Consent of Somekh Chaikin, member firm of KPMG International, independent registered public accounting firm , for Chemomab Therapeutics Ltd. (formerly Anchiano Therapeutics Ltd.)

23.2*	Consent of Somekh Chaikin, member firm of KPMG International, independent registered public accounting firm, for Chemomab Ltd.

23.3*	Consent of Meitar | Law Offices (included in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature page)

* Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a) (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

	(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, Israel, on April 15, 2021.

CHEMOMAB THERAPEUTICS LTD.

By:	/s/ Adi Mor
Name:	Adi Mor
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Adi Mor and Sigal Fattal, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all supplements amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Adi Mor	Chief Executive Officer and Director	April 15, 2021
Adi Mor	(principal executive officer)

/s/ Sigal Fattal	Chief Financial Officer	April 15, 2021
Sigal Fattal	(principal financial and accounting officer)

/s/ Stephen Squinto	Chairman of the Board of Directors	April 15, 2021
Stephen Squinto

/s/ Nissim Darvish	Director	April 15, 2021
Nissim Darvish

/s/ Joel Maryles	Director	April 15, 2021
Joel Maryles

/s/ Alan Moses	Director	April 15, 2021
Alan Moses

/s/ Claude Nicaise	Director	April 15, 2021
Claude Nicaise

/s/ Neil Cohen	Director	April 15, 2021
Neil Cohen